Ricciardi Technologies, Inc.
BALANCE SHEETS
June 30, 2006
ASSETS

Unaudited

Current assets
Cash	$2,279,618
Marketable securities	19,422
Accounts receivable	869,756
Unbilled revenue	79,515
Inventory	58,253

Total current assets	3,306,564

Property and equipment, net	1,473
Security deposits	9,250
Other receivables	117,539
Total assets	$3,434,826

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$185,809
Deferred taxes payable	553,827
Line of Credit	-0_
Notes payable shareholder	50,000

Total current liabilities	789,636

Stockholders’ equity
Common stock- .00 par value 100,000
shares authorized, 17,500 issued and outstanding	1,133,991
Retained Earnings	1,509,952
Accumulated Other Comprehensive Income	1,247

Total stockholders’ equity	2,645,190
Total liabilities and stockholders’ equity	$3,434,826

RICCIARDI TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS
Three Months Ended June 30

2006

Consulting services	$1,232,880

Costs and expenses
Direct Labor	375,123
Other direct costs	90,031
General and administrative	344,123

Total costs and expenses	809,277

Operating income	423,603

Other Income (expenses)
Realized Gains & Losses on stocks	-0-
Interest and Dividend income	10,739
Interest expense	(40)

Total other Income (expenses)	10,699

Income before income taxes	434,302

Deferred Income taxes	147,663
Net income	$286,639

RICCIARDI TECHNOLOGIES, INC.
STATEMENT OF CASH FLOW
FOR THE THREE MONTHS ENDED JUNE 30, 2006

Net Income	$286,639
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	-
Deferred taxes	147,663
(Increase)decrease in:
Accounts receivable	417,039
Inventory	(4,386)
Other assets	(1,564)
Increase (decrease) in:
Accounts payable and accrued expenses	16,405
Total Adjustments	575,157
Net cash provided by (used in) operating activities	861,796
Cash flows provided by (used in) investing activities:
Purchase of property and equipment	(1,473)
Net cash provided by (used in) investing activities	(1,473)

Cash flows from financing actiities:

Line of credit	(100,000)
Net cash provided by financing activities	(100,000)

Net increase in cash

Cash at the beginning of the year	1,519,295
Cash at the end of the year	$2,279,618

Supplemental information:
Interest	$40
Taxes	$-

RICCIARDI TECHNOLOGIES, INC.
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2006

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited financial statements of Ricciardi Technologies, Inc. (the Company) have been prepared in accordance with generally accepted accounting principles for interim financial information. The financial information furnished herein reflects all adjustments, which in the opinion of management, are necessary for a fair presentation of the Company’s financial position, the results of operations and cash flows for the periods presented.

Certain information and footnote disclosures normally contained in financial statements prepared in accordance with generally accepted accounting principles have been omitted.

These interim statements should be read in conjunction with the audited consolidated financial statements and related notes thereto as presented in the Company’s certified financial statements for the year ended March 31, 2006. The Company presumes that users of the interim financial information herein have read or have access to such audited financial statements and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for any interim period are not necessarily indicative of the results expected or reported for the full year.

Use of estimates

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (US GAAP). The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. These estimates form the basis for judgments made about the carrying values of assets and liabilities that are not readily apparent from other sources. Estimates and judgments are based on historical experience and on various other assumptions that the Company believes are reasonable under the circumstances. However, future events are subject to change and the best estimates and judgments routinely require adjustment. US GAAP requires estimates and judgments in several areas, including those related to impairment of goodwill and equity investments, revenue recognition, recoverability of inventory and receivables, the useful lives of long lived assets such as property and equipment, the future realization of deferred income tax benefits and the recording of various accruals. The ultimate outcome and actual results could differ from the estimates and assumptions used.

Revenue recognition

A substantial portion of the Company’s consulting revenue results from contracts with agencies of the federal government. Revenue on the time-and-material contracts is recognized based upon time (at established rates) and other direct costs incurred.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is computed using the straight line method over estimated useful lives of three to seven years. Amortization of leasehold improvements is computed using the straight-lined method over the shorter of the estimated useful life of the asset or term of the related lease.

Income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 “Accounting for Income Taxes”, (SFAS No. 109) which establishes financial accounting and reporting standards for the effect of income taxes. The objective of accounting for income taxes is to recognize the amount of taxes payable or refundable for the current year and the deferred tax liabilities and assets for the future tax consequence of events that have been recognized in the entity’s financial statements. The Company files its income taxes on the cash basis.

Fair Value Disclosures

The carrying amounts reported in the Balance Sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, approximate fair value because of the immediate or short-term maturity of these financial instruments.

Investments

The Company classifies its investments at the time of purchase as either held-to-maturity or available-for-sale. Held-to-maturity securities are those investments that the Company has the ability and intent to hold until maturity. Held-to-maturity securities are recorded at cost, adjusted for the amortization of premiums and discounts which approximates market value. Available-for-sale securities are recorded at fair value. Unrealized gains and losses net of the related tax effect on available-for-sale securities are reported in accumulated other comprehensive income, a component of stockholder’ equity, until realized. The estimated fair market values of investments are based on quoted market prices as of the end of the reporting period.

Note 2 - CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risks consist primarily of accounts receivable. To date, these financial instruments have been derived primarily from contracts with agencies of the federal government. Accounts receivable are generally due within 30 days and no collateral is required. The Company evaluates its accounts receivable on a customer-by-customer basis and has determined that no allowance for doubtful accounts is necessary at June 30, 2006.

NOTE 3 - INCOME TAXES

The provision for income taxes consists of the following June 30, 2006:

Current income tax expense
Federal	$117,262
State	30,401
Total current income tax expense	$147,663

Deferred income taxes represent the tax effect of the differences between the book and tax bases of assets and (liabilities) include the following:

June 30, 2006

Accounts receivable, Inventory, accounts Payable and accrued expenses	($147,663)

NOTE 4- SUBSEQUENT EVENTS

On September 19, 2006, The shareholders sold (100%) of the issued and outstanding common stock of the Company to Science Dynamics Corp. As consideration for such shares of RTI, Science Dynamics Corp. the purchaser issued an aggregate of 50,000,000 shares of its common stock, 1,000,000 shares of Series B Convertible Preferred stock, $3,500,00 in cash and a note in the amount of $500,000. In addition the purchaser delivered 2,000,000 employee stock options to various RTI employees. RTI will continue to operate as an independent subsidiary of Science Dynamics Corp. As of September 20, 2006 the Company’s results will be consolidated with Science Dynamics Corp.

Before the closing the management distributed $2,628,064 of its cash. $1,266,934 was used to buy back shares issued under the ESOP Plan, and $1,361,130 was paid as a corporate dividend. The Company’s net book value, at the close of business on September 19, 2006, after these transactions was $64,279.